Exhibit 99.1

MSCI Completes Private Offering of $500 Million 4.750% Senior Notes Due 2026

NEW YORK—August 4, 2016 — MSCI Inc. (NYSE:MSCI) announced today that it has successfully completed its previously announced private offering of $500 million aggregate principal amount of 4.750% senior notes due 2026 (the “Offering”).

MSCI intends to use the net proceeds from the Offering for general corporate purposes, including, without limitation, buybacks of its common stock and potential acquisitions.

MSCI also announced that it amended its revolving credit agreement (the “Amendment” and as so amended, the “Revolving Credit Agreement”) to, among other things, (i) permit the Company to increase aggregate commitments available to be borrowed by $20 million to an aggregate of $220 million, (ii) increase the maximum consolidated leverage ratio (as defined therein) from 3.75:1.00 to 4.25:1.00 and (iii) extend the term from November 2019 to August 2021.

On an adjusted basis, after giving effect to the Offering and the Amendment, the Company expects interest expense, including the amortization of financing fees, to be approximately $56 million for the second half of 2016 and approximately $116 million on an annualized basis (assuming no additional debt is incurred, including borrowings under the Revolving Credit Agreement, and no adjustment to the applicable rate under the Revolving Credit Agreement).

About MSCI

For more than 40 years, MSCI’s research-based indexes and analytics have helped the world’s leading investors build and manage better portfolios. Clients rely on our offerings for deeper insights into the drivers of performance and risk in their portfolios, broad asset class coverage and innovative research. Our line of products and services includes indexes, analytical models, data, real estate benchmarks and ESG research. MSCI serves 97 of the top 100 largest money managers, according to the most recent P&I ranking. MSCI#IR

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect our actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and

Exchange Commission (“SEC”) on February 26, 2016 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

MSCI Inc. Contact:

New York

Stephen Davidson, MSCI	+ 1 212 981 1090

Media Inquiries:

New York

Kristin Meza, MSCI	+ 1 212 804 5330

London

Sally Todd | Christian Pickel, MHP Communications	+ 44.20.3128.8754